THE ROYCE FUND

Royce Value Fund
Royce 100 Fund
Royce Dividend Value Fund

At a Special Meeting of Shareholders held on September 6, 2007, the Funds' shareholders approved the following:
1.	To approve the elimination of the fundamental investment restriction that limits investment in the securities of foreign issuers.
		For	Against	Abstain
	Royce Value Fund	35,097,616	1,040,038	886,824
	Royce 100 Fund	2,177,648	50,491	49,743
	Royce Dividend Value Fund	610,852	1,260	5,162

Pennsylvania Mutual Fund
Royce Premier Fund
Royce Total Return Fund

At a Special Meeting of Shareholders originally scheduled to be held on September 6, 2007, and adjourned to October 4, 2007, the Funds' shareholders approved the following:
1.	To approve the elimination of the fundamental investment restriction that limits investment in the securities of foreign issuers.
		For	Against	Abstain
	Pennsylvania Mutual Fund	171,772,339	16,894,702	7,253,016
	Royce Premier Fund	108,795,072	7,308,209	13,336,231
	Royce Total Return Fund	178,541,566	18,765,662	19,721,378

2.	To approve the elimination of the fundamental investment restriction that prohibits investment in the securities of other investment companies.
		For	Against	Abstain
	Royce Premier Fund	107,656,668	8,398,441	13,384,404
	Royce Total Return Fund	187,651,760	9,443,046	19,933,800

3.	To approve the elimination of the fundamental investment restriction that prohibits investment in restricted securities.
		For	Against	Abstain
	Pennsylvania Mutual Fund	168,341,179	19,688,852	7,890,027
	Royce Premier Fund	106,182,642	9,429,167	13,827,704

4.

To approve the amendment of the fundamental investment restriction that prohibits "ownership" of more than 10% of the outstanding voting securities of any one issuer so that it only prohibits the "acquisition" of more than 10% of the outstanding voting securities of any one issuer.

		For	Against	Abstain
	Pennsylvania Mutual Fund	171,119,862	16,538,832	8,261,363

5.

To approve the amendment of the fundamental investment restriction that prohibits purchases of warrants, rights or options in order to allow it to invest up to 5% of its total assets in warrants rights and options,

		For	Against	Abstain
	Pennsylvania Mutual Fund	176,669,008	11,096,269	8,154,781

Royce Value Plus Fund

At a Special Meeting of Shareholders originally scheduled to be held on September 6, 2007, and adjourned to October 24, 2007, the Fund's shareholders approved the following:
1.	To approve the elimination of the fundamental investment restriction that limits investment in the securities of foreign issuers.
		For	Against	Abstain
	Royce Value Plus Fund	79,755,423	3,578,261	3,428,122

Royce Low-Priced Stock Fund

At a Special Meeting of Shareholders originally scheduled to be held on September 6, 2007, and adjourned to November 5, 2007, the Fund's shareholders approved the following:
1.	To approve the elimination of the fundamental investment restriction that limits investment in the securities of foreign issuers.
		For	Against	Abstain
	Royce Low-Priced Stock Fund	108,956,412	23,047,186	7,654,617

2.	To approve the elimination of the fundamental investment restriction that prohibits investment in the securities of other investment companies.
		For	Against	Abstain
	Royce Low-Priced Stock Fund	124,581,190	7,427,619	7,649,407

3.	To approve the elimination of the fundamental investment restriction that prohibits investment in restricted securities.
		For	Against	Abstain
	Royce Low-Priced Stock Fund	106,401,477	25,087,762	8,168,976